As filed with the Securities And Exchange Commission on January 19, 2005

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GREAT AMERICAN FINANCIAL RESOURCES, INC.
(formerly known as American Annuity Group, Inc.)
(Exact name of Registrant as specified in its charter)

Delaware	06-1356481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

250 East Fifth Street Cincinnati, Ohio 45202 (513) 333-5300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Mark F. Muething Executive Vice President, General Counsel & Secretary Great American Financial Resources, Inc. 250 East Fifth Street Cincinnati, Ohio 45202 (513) 333-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock	500,000 Shares	$15.39	$7,695,000	$905.71

(1)	This Registration Statement is filed for up to and additional 500,000 shares issuable pursuant to the Great American Financial Resources, Inc. 1998 Agent Stock Option Plan. As described below, the 1998 Agent Stock Option Plan, as amended, provides for the issuance of up to 1,500,000 shares. Of theses shares, as described below, 1,600,000 shares have registered on the Registrant's Form S-3 (File No. 333-51535).

(2)	Estimated solely for purposes of calculating registration fee.

(3)	Registration fee has been calculated pursuant to Rule 457(h).

Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to 1,000,000 shares of common stock of the Registrant registered pursuant to the Registrant's Registration Statement on form S-3 (No. 333-51535). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-51535. Such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 19, 2005

GREAT AMERICAN FINANCIAL RESOURCES, INC.
(formerly known as American Annuity Group, Inc.)
250 East Fifth Street
Cincinnati, Ohio 45402
(513) 333-5300

__________________________

1998 AGENT STOCK OPTION PLAN

___________________________

        We are offering up to 1,500,000 shares of our common stock which may be acquired upon exercise of stock options granted to our insurance agents and the insurance agents of our subsidiaries. The determination of exercise prices for options granted under the plan is set forth under "Description of the Plan - How are option prices determined?" Our common stock is listed on the New York Stock Exchange under the symbol "GFR." On January __, 2005, the closing price of the shares of our common stock as reported on the NYSE was $________.

        Exercising options and purchasing our common stock involve risks that are described in the "Risk Factors" section beginning on page 2 of this prospectus.

        Neither the SEC nor any state securities regulator has approved or disapproved of the common stock to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

        You should rely only on the information incorporated by reference or provided in this prospectus. No one else is authorized to provide you with any other information or any different information. We are not making an offer of our securities in any state where an offer is not permitted. You should not assume that the information in this prospectus or in the information incorporated by reference is accurate as of any date other than the date on the front of the relevant document.

_________________________________

The date of this prospectus is ________ __, 2005

TABLE OF CONTENTS

INTRODUCTION	3
RISK FACTORS	3
FORWARD LOOKING STATEMENTS	6
DESCRIPTION OF THE PLAN	7
Who administers the Plan?	7
Who is eligible to receive an option?	7
On what basis are options awarded?	7
How are option prices determined?	7
When can an option be exercised?	7
What happens if there is a stock split or stock dividend?	7
How is an option exercised?	7
How may the option price be paid?	8
Who else may exercise an option?	8
When do options terminate?	8
What happens if the agent relationship terminates?	8
Is the status of an individual holding an option affected?	8
Does a holder of an option have any rights as a shareholder?	8
What tax considerations affect options?	8
Are there any considerations regarding the resale of shares issued?	9
Other considerations	9
USE OF PROCEEDS	9
WHERE YOU CAN FIND MORE INFORMATION	9
LEGAL MATTERS	10
EXPERTS	10

        Our principal executive offices are located at 250 East Fifth Street, Cincinnati, Ohio 45202. Our telephone number is (513) 333-5515.

INTRODUCTION

        We adopted the Agent Stock Option Plan to provide a means for agents of our insurance companies to acquire a pecuniary interest in our company and to enable us to attract and retain agents.

RISK FACTORS

As a holding company, we are dependent on the results of operations of our insurance company subsidiaries to meet our obligations and pay future dividends.

        We are a holding company and a legal entity separate and distinct from our insurance company subsidiaries. As a holding company without significant operations of our own, our principal sources of funds are dividends and other distributions from our insurance company subsidiaries. State insurance laws limit the ability of our insurance companies to pay dividends and require our insurance companies to maintain specified levels of statutory capital and surplus. Some states require that we give notice to the relevant state insurance commissioner prior to our insurance subsidiaries declaring any dividends and distributions payable to us. During the notice period, the state insurance commissioner may disallow all or part of the proposed dividend if it determines that the insurer’s surplus as regards policyholders is not reasonable in relation to the insurer’s liabilities and adequate to its financial needs. In addition, for competitive reasons, our insurance companies need to maintain financial strength ratings that requires us to sustain certain capital levels in those subsidiaries. These restrictions affect the ability of our insurance company subsidiaries to pay dividends and use their capital in other ways. Our rights to participate in any distribution of assets of our insurance company subsidiaries are subject to prior claims of policyholders and creditors (except to the extent that our rights, if any, as a creditor are recognized). Consequently, our ability to pay debts, expenses and cash dividends to our stockholders may be limited.

Variations from the actuarial assumptions used to establish certain assets and liabilities in our annuity, life, accident and health business could negatively impact our financial results.

        The earnings on certain products offered by our annuity, life, accident and health business depend significantly upon the extent to which actual experience is consistent with the assumptions used in setting reserves and establishing and amortizing deferred policy acquisition costs (“DPAC”). These assumptions relate to investment yields (and spreads over fixed annuity crediting rates), mortality, surrenders and, on some policies, morbidity. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. These assumptions, and therefore our results of operations, could be negatively impacted by changes in any of the factors listed above.

We are subject to comprehensive regulation, and our ability to earn profits may be restricted by these regulations.

        We are subject to comprehensive regulation by government agencies in the states where our insurance company subsidiaries are domiciled and where these subsidiaries issue policies and handle claims, and we must obtain prior approval for certain corporate actions. We must comply with regulations involving:

•	the payment of dividends;

•	the acquisition or disposition of an insurance company or of any company controlling an insurance company;

•	approval or filing of premium rates and policy forms;

•	minimum amounts of capital and surplus that must be maintained;

•	limitations on types and amounts of investments;

•	limitation of the right to cancel or non-renew policies;

•	the right to withdraw from markets or terminate involvement with agencies;

•	licensing of insurers and agents;

•	reporting with respect to financial condition; and

•	transactions between an insurance company and any of its affiliates.

        In addition, state insurance department examiners perform periodic financial and market conduct examinations of insurance companies. Such regulation is generally intended for the protection of policyholders rather than securityholders.

        There can be no assurance that existing insurance-related laws and regulations will not become more restrictive in the future or that new restrictive laws will not be enacted and, therefore, it is not possible to predict the potential effects of these laws and regulations on us.

Intense competition could adversely affect our profitability.

        We face significant competition from major U.S. and non-U.S. insurers, many of which are well established and have substantially greater financial, marketing, and management resources than we do. Our insurance companies compete with other insurers and financial institutions based on many factors, including ratings, financial strength, reputation, service to policyholders and agents, product design (including interest rates credited and premium rates charged) and commissions. No single insurer dominates the markets in which we compete. Competitors include individual insurers and insurance groups, mutual funds and other financial institutions. Our insurance companies also compete for retirement savings with a variety of financial institutions offering a full range of financial services. Financial institutions have demonstrated a growing interest in marketing investment and savings products other than traditional deposit accounts.

Our failure to maintain a commercially acceptable financial strength rating would significantly and negatively affect our ability to compete successfully.

        Financial strength ratings are an important factor in establishing the competitive position of insurance companies and may be expected to have an effect on an insurance company’s sales. A.M. Best has currently assigned our insurance companies ratings of “A (Excellent)” and “A- (Excellent).” According to A.M. Best, “A” and “A-” ratings are assigned to insurers that have, on balance, excellent balance sheet strength, operating performance and business profile when compared to the standards established by A.M. Best and, in A.M. Best’s opinion, have a strong ability to meet their ongoing obligations to policyholders. A.M. Best bases its ratings on factors that concern policyholders and not upon factors concerning investor protection. Such ratings are subject to change and are not recommendations to buy, sell or hold securities. There can be no assurance that our rating or future changes to our rating will not affect our competitive position.

Adverse securities market conditions can have significant and negative effects on our investment portfolio.

        Our results of operations depend in part on the performance of our invested assets. As of September 30, 2004, 97% of our investment portfolio was invested in fixed maturity securities, policy loans and short-term investments, 2% in equity securities and 1% in real estate. Certain risks are inherent in connection with fixed maturity securities including loss upon default and price volatility in reaction to changes in interest rates and general market factors. An increase in interest rates lowers prices on fixed maturity securities, and any sales we make during a period of increasing interest rates may result in losses. If interest rates decrease, investment income earned from future investments in fixed maturity securities will decrease.

We could be forced to sell investments at a loss to cover policyholder withdrawals.

        Some of our products allow policyholders to withdraw their funds under certain circumstances. We seek to manage our investment portfolio so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands. Unanticipated withdrawal or surrender activity may, under some circumstances, require us to dispose of assets on unfavorable terms, which could have an adverse affect on our business.

Changes in United States tax laws or an extended economic slump could negatively affect the market for our products.

        The market for annuities and many life insurance products in the United States is based in part on the favorable tax treatment such products receive relative to certain other investment alternatives. Any material change in such tax treatment would have an adverse effect on the market for such products.

        A prolonged general economic downturn or a prolonged downturn in the equity and other capital markets could adversely affect the market for many annuity products. Adverse developments in the market for annuities would have an adverse affect on our business.

We rely upon independent agents to write our insurance policies, and if we are not able to attract and retain independent agents, our revenues could be negatively affected.

        Our reliance on the independent agency market makes us vulnerable to a reduction in the amount of business written by agents. Many of our competitors, like us, rely significantly on the independent agency market. Accordingly, we must compete with other insurance carriers for independent agents’ business. Some of our competitors offer a larger variety of products, lower price for insurance coverage or higher commissions. While we believe that the products, pricing, commissions and services we offer are competitive, if we were not able to continue to attract and retain independent agents to sell our products, our business could be negatively affected.

Certain stockholders exercise substantial control over our affairs.

        As the beneficial owner of approximately 82% of the our common stock, AFG controls us and has the ability to approve any corporate action requiring stockholder approval, including the election of our entire board of directors, amendments to our Certificate of Incorporation and extraordinary corporate transactions such as mergers, consolidations and sale of all or substantially all of our assets.

The price of our common stock may fluctuate significantly, which may make it difficult for you to resell our common stock when you want or at a price you find attractive.

        The price of our common stock as listed on the New York Stock Exchange constantly changes. We expect that market price of our common stock will continue to fluctuate. Our common stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	actual or anticipated variations in our quarterly operating results;

•	actual or anticipated changes in the dividends we pay on our common stock;

•	recommendations by securities analysts;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends, concerns and other issues in our industry; and

•	geopolitical conditions such as acts or threats of terrorism or military conflicts.

FORWARD LOOKING STATEMENTS

        This prospectus and the documents “incorporated by reference” contain forward looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes”, “could”, “expects”, “may”, “will”, “should”, “seeks”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of those words or other comparable terminology. Examples of such forward-looking statements relate to: expectations concerning market and other conditions and their effect on future premiums, revenues, earning and investment activities; recoverability of asset values; the adequacy of reserves for environmental pollution and expected expense savings resulting from recent initiatives.

        Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:

•	changes in economic conditions, including interest rates, performance of securities market, and the availability of capital;

•	trends in mortality and morbidity;

•	regulatory actions;

•	changes in regulatory and legal environments;

•	tax law changes;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	competitive pressures; and

•	changes in debt and claims paying ratings.

        Forward-looking statements speak only as of the date made. We do not have any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

DESCRIPTION OF THE PLAN

Who administers the Plan?

        The Organization and Policy Committee of our board of directors administers the plan. We refer to this committee as the administrator.

Who is eligible to receive an option?

        Our agents and agents of our subsidiaries are eligible to receive options under the plan by annual invitation by the committee. For purposes of the plan, an “agent” is a person who:

•	is an agent, managing general agent, personal producing agent or other person;

•	is an independent contractor for federal income tax purposes;

•	sells insurance or annuities issued by us or a subsidiary of ours; and

•	receives commissions in connection with its services to us or our subsidiaries.

On what basis are options awarded?

        With respect to each plan year, which is a calendar year, we will determine a method under which we will grant options to participants. We will announce the method by which options will be granted, the vesting requirements for options granted and all other provisions designated by the administrator with respect to options to be granted during the following plan year.

How are option prices determined?

        The price at which each option will be granted under the plan will be the average of the means between the high and low sales prices of our common stock for the last ten consecutive trading days of a plan year as reported on the New York Stock Exchange.

When can an option be exercised?

        Subject to certain restrictions, options are exercisable to the extent vested. Each option will have an expiration date at which time such options, to the extent not previously exercised, will terminate. The schedule for the vesting of options will be determined by the administrator annually and will apply to all options granted in a given plan year.

What happens if there is a stock split or stock dividend?

        The number of shares covered by an outstanding option and the exercise price per share are appropriately adjusted.

How is an option exercised?

        An option may be exercised in full or in part (subject to a minimum of 1,000 shares or the number of shares as to which the option is then exercisable, whichever is less) by delivering written notice to us with payment of the exercise price. A person exercising an option will become a shareholder of the shares for which the option is exercised at the time the administrator determines that the exercise is valid, the option price has been received and a certificate for the shares has been issued. Certificates for shares will be issued in due course.

How may the option price be paid?

        Payment of the exercise price of an option may be made in cash, by check, or, if permitted by the administrator and subject to any conditions set forth in the option agreement, by the tender of shares of our common stock or both. If payment by the tender of our common stock is made, the value of each share tendered shall be deemed to be the closing price reported on the New York Stock Exchange on the last trading date prior to the date of exercise.

Who else may exercise an option?

        Options are not transferable other than by will or by the laws of descent and distribution upon death. In the case of death, the option may be exercised to the same extent that the agent could have exercised the option at the time of death, by the individual’s estate or persons entitled to the option through the terms of a will or by the operation of the laws of descent and distribution.

When do options terminate?

        All options terminate at the end of the term established at the date of grant which may be no longer than ten years from the date of grant.

        If the status of the holder of an option as an agent of ours or a subsidiary of ours is terminated for any reason (including by reason of death or disability), the holder (or his or her heirs in the case of death) may exercise the option(s), solely to the extent that such person was entitled to do so at the date of such termination, at any time or from time to time within thirty (30) days after the date of such termination.

What happens if the agent relationship terminates?

        The agent will not be eligible to receive option grants for the plan year of termination.

What happens upon a change of control of Great American Life Insurance Company?

        If there is a change of control of Great American Life Insurance Company, our wholly-owned subsidiary, as determined by our board of directors in its sole discretion, the vesting of all outstanding options will accelerate and all outstanding options shall become fully exercisable.

Is the status of an individual holding an option affected?

        No. The granting of an option to an agent does not confer any right to continue as an agent of ours or our subsidiaries or interfere in any way with the right of us or our subsidiaries to terminate the relationship as an agent at any time.

Does a holder of an option have any rights as a shareholder?

        No.

What tax considerations affect options?

        Options granted under the plan are non-qualified options under the Internal Revenue Code of 1986, as amended. The grant of non-qualified stock options will not result in the recognition of taxable income for federal income tax purposes. However, when a non-qualified stock option is exercised, the optionee recognizes, as ordinary income, the excess of the fair market value of the stock on the date of exercise over the exercise price. We will be entitled to an income tax deduction to the same extent and at the same time as income is recognized by the optionee.

        If an optionee tenders shares of our common stock that he or she already owns in exercise of a non-qualified stock option, as permitted by the plan, the exchange will not result in the recognition of a capital gain or loss on the previously owned stock. The number of option shares received in excess of the old shares given up, in effect, are “purchased” with the untaxed appreciation on the old stock. The tax basis for the equivalent number of new shares will be the same as the basis of the shares tendered in the exchange. Ordinary income equal to the fair market value of the excess new shares will be recognized. The excess shares will have a basis equal to their fair market value, and the holding period will commence on the day after the stock is received.

        Holders of options should consult their own tax advisors to determine the income tax consequences to the individual of holding and exercising any options granted under the plan and of selling the stock so acquired, as well as to determine the effect on the individual of any state or local taxes.

        The plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Are there any considerations regarding the resale of shares issued?

        Shares of our common stock acquired pursuant to the plan may be sold publicly. However, shares owned by persons who may be deemed to be our “affiliates” as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933 may not be re-offered or resold except pursuant to a separate prospectus covering such shares, pursuant to Rule 144 of such rules, or pursuant to another exemption from registration under the Securities Act of 1933.

Other considerations.

        The plan will continue in effect until all options granted under the plan expire, provided that no option will be granted after February 19, 2008. Our board of directors may at any time, amend, suspend or terminate the plan in any respect except that no such action shall alter or impair any option granted under the plan without the consent of the holder.

USE OF PROCEEDS

        We will use any proceeds from the exercise of options for general corporate purposes.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the Securities and Exchange Commission:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates. Please call the Securities and Exchange Commission at (800) 732-0330 for further information about the Public Reference Room.

        The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that site is www.sec.gov.

        The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede information which we have previously incorporated by reference until we sell all of the securities described in this prospectus. The following documents are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2003;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

•	Current Reports on Form 8-K dated January 15, 2004 and May 18, 2004; and

•	The description of the our common stock contained in the Registration Statement on Form 10 filed with the SEC under the Securities Exchange Act of 1934 dated May 22, 1987.

        All documents that we file under Section 13(a), 13(e), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of the documents. We will deliver to all participants copies of all reports and other communications distributed to stockholders.

        We will provide you with a copy of any of these documents we are incorporating by reference at no cost, by writing or telephoning us at the address or telephone number provided below. Requests should be made to Mark F. Muething, Executive Vice President, General Counsel and Secretary, Great American Financial Resources, Inc., 250 East Fifth Street, Cincinnati, Ohio 45202, telephone (513) 333-5515.

LEGAL MATTERS

        The legality of the common stock offered hereby will be passed upon for us by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The estimated expenses payable by Great American Financial Resources, Inc. (the “Registrant”) in connection with the registration of the securities offered hereby are as follows:

SEC filing fee*	$ 905.71
New York Stock Exchange listing fees	1,500.00
Legal fees and expenses	5,000.00
Accounting fees and expenses	5,000.00
Miscellaneous	12,594.29

Total	$ 25,000.00

    *Actual.        All other expenses are estimated.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law (“DGCL”) provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officer against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

        Article VII of the Registrant’s By-Laws provides for indemnification of directors and officers similar to that provided in Section 145 of DGCL.

        Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Ninth of the Registrant’s Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

        The Registrant also maintains directors’ and officers’ reimbursement and liability insurance and has entered into agreements with its directors and officers providing for indemnification in certain events.

Item 16.    Exhibits and Financial Statement Schedules

5	Opinion of Keating, Muething & Klekamp, P.L.L.

10	1998 Agent Stock Option Plan (incorporated by reference to Exhibit 10 of the Registrant's Form S-3 Registration Statement (File No. 333-51535) filed on May 1, 1998)

23.1	Consent of Keating, Muething & Klekamp, P.L.L. (contained on Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney (contained on the signature page)

Item 17.    Undertakings

(a)	The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 19th day of January, 2005.

GREAT AMERICAN FINANCIAL RESOURCES, INC. BY: /s/Mark F. Muething —————————————— Mark F. Muething Executive Vice President and General Counsel

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark F. Muething and Christopher P. Miliano, and each of them acting individually, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
*/s/Carl H. Lindner	Chairman of the Board of Directors	January 19, 2005
Carl H. Lindner

*/s/S. Craig Lindner	President, Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2005
S. Craig Lindner

*/s/Robert A. Adams	Director	January 19, 2005
Robert A. Adams

*/s/Kenneth R. Ambrecht	Director	January 19, 2005
Kenneth R. Ambrecht

*/s/Ronald G. Joseph	Director	January 19, 2005
Ronald G. Joseph

*/s/John T. Lawrence III	Director	January 19, 2005
John T. Lawrence III

*/s/William R. Martin	Director	January 19, 2005
William R. Martin

*/s/Christopher P. Miliano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 19, 2005
Christopher P. Miliano

*/s/Charles R. Scheper	Director	January 19, 2005
Charles R. Scheper